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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------


                                    FORM 8-K


                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 5, 1999


                      SCIENTIFIC MEASUREMENT SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                      TEXAS
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

             000-14100                                 74-2048763
      (COMMISSION FILE NUMBER)              (IRS EMPLOYER IDENTIFICATION NO.)

                              --------------------

                          2210 DENTON DRIVE, SUITE 106
                               AUSTIN, TEXAS 78758
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE, INCLUDING ZIP CODE)

                                 (512) 837-4712
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On December 16, 1999 Scientific Measurement Systems, Inc. (the "Company") sold all of the assets used in its scanning service bureau to ESMS Industries, Inc., d/b/a 3D-Imaging & Development, Inc. ("3D-I"). The Company received $600,000 in cash from 3D-I.

         As part of the consideration for the sale, 3D-I also agreed to purchase a CT scanner from the Company -- and all of its future CT scanner equipment requirements -- from the Company. The initial order will be placed on or before February 29, 2000 for $838,500 with a down payment of $251,550 in cash.
Additionally, 3D-I will also pay a 15% royalty on certain future scanning service sales to the Company for a period of ten (10) years. Management of the Company and 3D-I management estimate the related royalty income potential for the Company in the succeeding 12 calendar months to be approximately $50,000.

         The Company retained the rights to certain scanning service applications worldwide. The Company also retained the right to sell any and all scanning services outside of North America. The Company has a significant portion of its installed systems customer base in Europe and Japan.

         In  fiscal  year  1999  the  scanning   service  bureau  accounted  for
approximately 19% of the Company's total gross revenues. During the fiscal periods 1996 through 1999 inclusive, scanning services provided approximately $195,000 to $270,000 per year in contribution margin to the Company.

         As a result of the transaction the Company's annual operating costs will be reduced by approximately $189,000 per year in annual payroll and $43,243 per year in annual rent (or a total of approximately $232,643 cost savings).


ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

         On September 5, 1999, the Board of Directors of the Company resolved to dismiss BDO Seidman LLP as its independent accountants. On December 2, 1999, the Company's Board of Directors engaged Dickey, Rush, Scott, Richards & Co., P.C., as the Company's independent accountants.

         BDO Seidman LLP's report on the financial statements as of and for the years ended July 31, 1998 and 1997 dated September 22, 1998, except for Note 3 to the financial statements as to which the date was January 15, 1999, contain an explanatory paragraph describing an uncertainty. This uncertainty related to substantial doubt as to the Company's ability to continue as a going concern due to recurring losses from operations, a capital deficit, a working capital deficit, and the Company's default in connection with its line of credit agreement and on one other note payable.

         In connection with the audits of the two fiscal years ended July 31, 1998 and July 31, 1997, and during the subsequent period through the date of dismissal there were no disagreements with BDO Seidman, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction


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would have caused them to make reference in connection  with their report to the subject matter of disagreement.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements.

                           Not applicable.

         (b)      Pro Forma Financial Information.

                           The Company will file pro forma financial information
as soon as it  compiles such information.

         (c)      Exhibits.

                           Exhibit 10.33.   - Agreement for Sale and Purchase of
                                              Assets dated December 16, 1999 be-
                                              tween the Company and ESMS
                                              Industries, Inc.

                           Exhibit 16.      - Letter regarding change in certi-
                                              fying accountants.




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   SCIENTIFIC MEASUREMENT SYSTEMS, INC.
                                   (Registrant)




Date: January 19, 2000             By:  /s/ Howard L. Burris
                                       -----------------------------------------
                                       Howard L. Burris, Chief Executive Officer